EXHIBIT 32.1 Section 1350 Certification of Theodore J. Goodlander, Chief Executive Officer

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Storage Computer Corporation (the “Company”) hereby certifies to the best of his knowledge and belief that, as of the date of this statement, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of and for the quarter ended June 30, 2004.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Dated: August 16, 2004	By:	/s/ THEODORE J. GOODLANDER
Name: Theodore J. Goodlander Title: Chief Executive Officer